Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 93	Trade Date: 6/11/2007
(To Prospectus dated July 8, 2005)	Issue Date: 6/14/2007

The date of this Pricing Supplement is June 11, 2007

CUSIP or Common Code:	41013N5W4	41013N5X2	41013N5Y0
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$20,000.00	$18,000.00	$70,000.00
Proceeds to Issuer:	$19,815.00	$17,786.34	$69,020.00
Discounts and Commissions:	0.925%	1.187%	1.400%
Reallowance:	0.700%	0.950%	1.100%
Dealer:	99.250%	99.000%	98.800%
Maturity Date:	6/15/2012	6/15/2014	6/15/2017
Stated Annual Interest Rate:	5.000%	5.250%	5.400%
Interest Payment Frequency:	Quarterly	Semi	Quarterly
First Payment Date:	9/15/2007	12/15/2007	9/15/2007
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2009 Callable one time only at 100% on call date above with 30 days notice	6/15/2009 Callable one time only at 100% on call date above with 30 days notice	6/15/2009 Callable one time only at 100% on call date above with 30 days notice
Original Issue Discount[1]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

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[1]  For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

As of September 12, 2005 ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".